Exhibit 10.2

WAIVER AND SEVENTH AMENDMENT TO
SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS WAIVER AND SEVENTH AMENDMENT TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (herein called this “Seventh Amendment”), dated as of June 30, 2021 (the “Effective Date”), is entered into by and among W&T OFFSHORE, INC., a Texas corporation, as the borrower (the “Borrower”), the Guarantor Subsidiaries party hereto, the various financial institutions parties hereto, as Lenders, TORONTO DOMINION (TEXAS) LLC, individually and as agent (in such capacity together with any successors thereto, the “Administrative Agent”) for the Lenders, and the issuers of letters of credit parties hereto, as issuers (collectively, the “Issuers”).

WITNESSETH

WHEREAS, the Borrower, the lenders party thereto (collectively, the “Lenders”), the Administrative Agent, the Issuers and the other parties thereto have heretofore executed the Sixth Amended and Restated Credit Agreement, dated as of October 18, 2018 (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the parties hereto hereby intend to amend certain provisions of the Existing Credit Agreement, in each case on the terms and conditions set forth herein; and

WHEREAS, the Borrower has requested that the Lenders waive compliance by the Borrower with certain provisions of the Existing Credit Agreement and any attendant Defaults or Events of Default and the Lenders agree to so waive those provisions and such attendant Defaults or Events of Default on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the undersigned hereby agree as follows:

1.Definitions
.  Capitalized terms used herein (including in the Recitals hereto) but not defined herein, shall have the meanings as given them in the Existing Credit Agreement as amended by this Seventh Amendment (as so amended, the “Credit Agreement”), unless the context otherwise requires.
2.Amendments to Existing Credit Agreement
.  Effective as of the Seventh Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended as follows:
(a)	The Table of Contents is hereby amended to reflect the appropriate page number references and section titles as may be necessary to reflect the changes to the Credit Agreement made by this Seventh Amendment.

(b)	Section 1.1 is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Seventh Amendment” means the Waiver and Seventh Amendment to Sixth Amended and Restated Credit Agreement dated as of the Seventh Amendment Effective Date among the Borrower, the Administrative Agent and the Lenders.

“Seventh Amendment Effective Date” means June 30, 2021.

(c)	Section 2.1(d)(ii) is hereby amended and restated in its entirety to the following:

“(ii) from and after the Seventh Amendment Effective Date until the Borrower has come in to compliance with Section 7.3 and the deferred Spring 2021 Borrowing Base redetermination referred to in Section 4 of the Seventh Amendment shall have occurred, make any new Revolving Loan (other than pursuant to Section 2.11 as a result of participations in Letters of Credit) or issue (in the case of an Issuer) any new Letter of Credit; provided that it is understood and agreed by the Borrower that the Borrowing Base as so modified, adjusted or reaffirmed for such first time after the Seventh Amendment Effective Date shall not include any Oil and Gas Properties acquired by the Borrower or any of the Subsidiaries after May 7, 2021.”

(d)	Section 4.2(d) is amended by adding the following to the end of such Section:

“; provided, that for the avoidance of doubt, this condition cannot be satisfied until the Borrower has come into compliance with Section 7.3.”

(e)	Section 7.3(b) is hereby amended and restated in its entirety to the following:

“(b)The Borrower or any Restricted Subsidiary may enter into (i) call options for the purpose and effect of offsetting hedges fixing prices on oil and gas production entered into by Aquasition Parent or any of its Subsidiaries in connection with the transactions contemplated by the Aquasition Transaction Documents; provided that after giving effect thereto the aggregate of all of the call options in effect and held by the Borrower, the Borrower’s Restricted Subsidiaries, Aquasition and its Subsidiaries does not exceed for any month in the aggregate with respect to (x) oil, the sum of Projected Oil Production anticipated to be sold in the ordinary course of the Borrower’s, its Restricted Subsidiaries’, Aquasition’s and its Subsidiaries’, businesses for such month, and (y) gas, the sum of Projected Gas Production anticipated to be sold in the ordinary course of the Borrower’s, its Restricted Subsidiaries’, Aquasition’s and its Subsidiaries’, businesses for such month and (ii) contracts for the purpose and effect of fixing interest rates on a principal amount of indebtedness of the Borrower or such Restricted Subsidiary that is accruing interest at a variable rate, provided that each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless at the time the contract is made such counterparty is an Approved Counterparty) at the time the contract is made has long-term obligations rated BBB- or Baa3 or better, respectively, by either Rating Agency or is an investment grade-rated industry participant; and”

(f)	Section 7.3(c) is hereby amended by adding the following to the end of such Section before the period:

“; provided that so long as (i) there are no outstanding Loans and (ii) Letter of Credit Outstandings do not exceed the Letter of Credit Outstandings on the Seventh Amendment Effective Date, such 30 days shall be extended to the date when the Borrowing Base in respect of the spring 2021 Borrowing Base redetermination as deferred as provided in Section 4 of the Seventh Amendment becomes effective.”

(g)	Section 7.17 is hereby amended and restated in its entirety to the following:

Minimum Hedge Volumes.  Subject to compliance with Section 7.3, the Borrower and its Restricted Subsidiaries shall, on each Test Date have in effect Hedging Contracts consisting of swaps, collars and puts (but not three-way collars that include a short put and basis differential swaps) at strike prices reasonably satisfactory to the Administrative Agent for notional volumes in respect of oil and gas (calculated separately) and entered into not for speculative purposes which notional volumes (when aggregated with the notional volumes under other transactions under Hedging Contracts then in effect (other than three-way collars that include a short put and basis differential swaps)) are no less than, for each of the eighteen (18) consecutive calendar months that follows the last day of the month in which such Test Date occurs (or if less, the number of calendar months that follow such Test Date through the month ending September 30, 2022) at least 50% of the reasonably anticipated Projected Oil Production and Projected Gas Production (calculated separately) from the Proved Developed Producing Reserves; provided that for purposes of the foregoing, (i) volumes hedged by swaps (and not collars and puts) in any month shall constitute at least 50% of all volumes hedged in respect of such month calculated separately for Projected Oil Production and Projected Gas Production and (ii) all transactions for hedge volumes in respect of Projected Gas Production entered into after December 13, 2020 but on or before the last day of the Gas Hedge Waiver Period shall be swaps (and not collars or puts).  The Borrower agrees that it will not terminate or unwind any swaps in place for gas during the Gas Hedge Waiver Period.  For the avoidance of doubt, nothing in the foregoing (i) or (ii) will require the Borrower to unwind, replace or restructure any Exhibit B Hedging Contract to be in compliance with this Section 7.17.

3.Waiver
.  Notwithstanding anything in the Existing Credit Agreement to the contrary, so long as no Event of Default shall have occurred and be continuing (other than any Default or Event of Default waived by this Section 3), the Lenders hereby waive the requirement in Section 7.3(c) that the Borrower shall unwind or terminate hedge transactions to come in to compliance with Sections 7.3(a) within 30 days and any potential or actual Defaults or Events of Default that have resulted or would otherwise result in connection with such requirements, with retroactive effect to the earliest applicable date of occurrence.
4.Redetermination of Borrowing Base
.  The Borrower and the Lenders hereby agree that notwithstanding the provisions of Section 2.9 of the Credit Agreement, the redetermination of the Borrowing Base in respect of the April 15, 2021 Evaluation Date shall be postponed until on or about October 1, 2021.
5.Representations and Warranties
.  The Borrower hereby represents and warrants that after giving effect hereto:

(a)	the representations and warranties of the Borrower and its Restricted Subsidiaries contained in the Loan Documents (as amended hereby) are true and correct in all material respects (unless such representation or warranty is qualified by materiality, in which event such representation or warranty shall be true and correct in all respects) on and as of the Seventh Amendment Effective Date, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct in all material respects as of such earlier date (unless such representation or warranty is qualified by materiality, in which event such representation or warranty is true and correct in all respects as of such earlier date);

(b)	the execution, delivery and performance by the Borrower and the Guarantor Subsidiaries of this Seventh Amendment are within their corporate or limited liability company powers, have been duly authorized by all necessary action, require, in respect of any of them, no action by or in respect of, or filing with, any governmental authority which has not been performed or obtained and do not contravene, or constitute a default under, any provision of Law or regulation or the articles of incorporation or the bylaws of any of them or any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or the Guarantor Subsidiaries or result in the creation or imposition of any Lien on any asset of any of them except as contemplated by the Loan Documents other than, in each case, as would not reasonably be expected to cause or result in a Material Adverse Change;

(c)	the execution, delivery and performance by the Borrower and the Guarantor Subsidiaries of this Seventh Amendment constitutes the legal, valid and binding obligation of each of them enforceable against them in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to enforcement of creditors’ rights; and

(d)	no Default or Event of Default has occurred and is continuing.

6.Conditions to Effectiveness of Amendments
.  This Seventh Amendment shall be effective on the date on which all of the following conditions in this Section 5 of this Seventh Amendment are satisfied (such date, the “Seventh Amendment Effective Date”).
(a)	The Administrative Agent shall have received counterparts of this Seventh Amendment duly executed by the Borrower, the Guarantor Subsidiaries and the requisite Lenders.

(b)	The Administrative Agent shall have received all fees and expenses to the extent invoiced at least one (1) Business Day prior to the Seventh Amendment Effective Date.

7.Ratification: Loan Document
.  This Seventh Amendment shall be deemed to be an amendment to the Credit Agreement effective as of the Seventh Amendment Effective Date, and the Credit Agreement, as hereby amended, is hereby ratified, approved and confirmed in each and every respect.  The Borrower and each Guarantor Subsidiary hereby ratifies, approves and confirms in every respect all the terms, provisions, conditions and obligations of the Loan Documents (including, without limitation, all Security Documents) to which it is a party.  All references to the Credit Agreement in any Loan Document or in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as hereby amended.  This Seventh Amendment is a Loan Document.

8.Costs And Expenses
.  As provided in Section 10.4 of the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent for all reasonable costs and expenses incurred by or on behalf of the Administrative Agent (including attorneys’ fees, consultants’ fees and engineering fees, travel costs and miscellaneous expenses) in connection with this Seventh Amendment and any other agreements, documents, instruments, releases, terminations or other collateral instruments delivered by the Administrative Agent in connection with this Seventh Amendment.
9.GOVERNING LAW
.  THIS SEVENTH AMENDMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
10.Severability
.  If any term or provision of this Seventh Amendment shall be determined to be illegal or unenforceable all other terms and provisions of this Seventh Amendment shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.
11.Counterparts
.  This Seventh Amendment may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same agreement.  Any signature hereto delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
12.Successors and Assigns
.  This Seventh Amendment shall be binding upon the Borrower and its successors and permitted assigns and shall inure, together with all rights and remedies of each Lender Party hereunder, to the benefit of each Lender Party and its successors, transferees and assigns.
13.No Waiver
.  Except as expressly provided herein, the execution, delivery and effectiveness of this Seventh Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver by the Administrative Agent or the Lenders of any Defaults or Events of Default which may exist, which may have occurred prior to the date of the effectiveness of this

Seventh Amendment or which may occur in the future under the Credit Agreement and/or the other Loan Documents.

(Signatures appear on following pages)

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:

W&T OFFSHORE, INC.

By:	/s/ Janet Yang

Name: Janet Yang

Title:	Executive Vice President and Chief

Financial Officer

ACKNOWLEDGED AND ACCEPTED BY:

W & T ENERGY VI, LLC

By:/s/ Janet Yang
Name:Janet Yang

Title:	Executive Vice President and Chief Financial Officer

W & T ENERGY VII, LLC

By:/s/ Janet Yang
Name:Janet Yang

Title:	Executive Vice President and Chief Financial Officer

TORONTO DOMINION (TEXAS) LLC,
as Administrative Agent

By:/s/ Hughroy Enniss
Name:Hughroy Enniss
Title:Authorized Signatory

THE TORONTO-DOMINION BANK, NEW
YORK BRANCH, as Lender

By:/s/ Hughroy Enniss
Name:Hughroy Enniss
Title:Authorized Signatory

THE TORONTO-DOMINION BANK, NEW
YORK BRANCH, as Issuer

By:/s/ Hughroy Enniss
Name:Hughroy Enniss
Title:Authorized Signatory

MORGAN STANLEY BANK, N.A., as Lender

By:/s/ Marisa Moss
Name:Marisa Moss
Title:Authorized Signatory

SOCIÉTÉ GENERALE,
as Lender

By:/s/ Roberto Simon
Name:Roberto Simon
Title:Managing Director

SOCIÉTÉ GENERALE,
as Issuer

By:/s/ Roberto Simon
Name:Roberto Simon
Title:Managing Director

ZIONS BANCORPORATION, N.A. DBA
AMEGY BANK,
as a Lender

By:/s/ Patty Smolik
Name:Patty Smolik
Title:Vice President

ABN AMRO CAPITAL USA LLC,
as a Lender

By:/s/ Darrell Holley
Name:Darrell Holley
Title:Managing Director

By:/s/ Elizabeth Johnson
Name:Elizabeth Johnson
Title:Executive Director